Exhibit 99.1

Actuant Reports Second Quarter Results; Updates Fiscal 2016 Guidance

MILWAUKEE--(BUSINESS WIRE)--March 16, 2016--Actuant Corporation (NYSE: ATU) today announced results for its second quarter ended February 29, 2016.

Highlights

  Consolidated sales were 13% below the comparable prior year quarter with the stronger US dollar contributing 5% of the decline and core sales 8% lower on a year-over-year basis (total sales excluding the impact of acquisitions, divestitures and foreign currency exchange rates).
  Excluding asset impairment and restructuring charges, diluted earnings per share (“EPS”) were $0.21, compared to $0.28 in the prior year, (see “Consolidated Results” below and attached reconciliation of earnings).
  Restructuring activities continue to proceed as planned with $3.6 million of charges ($0.04 per share) incurred in the second quarter related to facility exits and staffing reductions.
  Repurchased 0.2 million shares of common stock during the quarter for approximately $5 million.
  Deployed approximately $15 million of capital (net of cash acquired) on Larzep S.A., a strategic tuck-in acquisition to the hydraulic MRO tool platform in Europe.
  Updated full year sales and EPS guidance, now expected to be in the range of $1.135-1.150 billion and $1.25-1.35 per share, respectively (excluding impairment and restructuring charges).

Randal W. Baker, President and CEO of Actuant commented, “Our second quarter results were impacted by normal seasonality and continued weak demand across a number of end markets. Capital spending cuts by oil & gas customers have eroded activity in certain of our energy verticals, while sluggish conditions persisted in non-energy markets such as agriculture, off-highway, and general industrial. We remain pleased with the continued strong results by the maintenance-driven Hydratight business, as well as within our European on-highway offerings. Unfavorable segment sales mix and manufacturing underabsorption reduced margins in the quarter. Second quarter cash flow was in line with expectations. While we expect demand in most of our end markets to remain challenging for the balance of calendar 2016, we will continue to focus on continuous improvement initiatives, tightly manage costs and invest in growth opportunities, all of which will drive shareholder returns.”

Consolidated Results

During the quarter, the Company performed an interim impairment review as a result of recent incremental cuts in oil & gas capital spending and OEM production reductions in off-highway equipment markets. This evaluation resulted in a net $169.1 million ($2.87 per share) non-cash impairment charge related to the upstream oil & gas exposure within the Cortland and Viking businesses, as well as within the Maximatecc off-highway equipment business. In the second quarter of fiscal 2015, the Company recognized an $84.4 million net impairment charge related to its Energy businesses as a result of the dramatic reductions to oil & gas prices and industrywide capital spending.

Consolidated sales for the second quarter were $263 million, 13% lower than the $301 million in the comparable prior year quarter. Core sales declined 8% while foreign currency exchange rate changes reduced sales 5%. The fiscal 2016 second quarter net loss was $159.2 million, or $2.70 per share compared to a loss of $64.8 million, or $1.05 per share in the comparable prior year period. Excluding the impairment charges and fiscal 2016 restructuring costs, second quarter fiscal 2016 EPS was $0.21 compared to $0.28 in the comparable prior year period (see attached reconciliation of earnings).

Sales for the six months ended February 29, 2016 were $568 million, 10% lower than the $629 million in the comparable prior year period. Excluding the 6% impact of foreign currency rate changes, fiscal 2016 year-to-date core sales decreased 4% from the prior year. The fiscal 2016 year-to-date net loss was $143.7 million or $2.43 per share, compared to a net loss of $40.2 or $0.64 per share in the prior year. Excluding impairment charges in both years, as well as fiscal 2016 year-to-date restructuring charges of $8.0 million or $0.09 per share, fiscal 2016 first half EPS was $0.52 compared to $0.66 in the comparable prior year period (see attached reconciliation of earnings).

Segment Results

Industrial Segment
(US $ in millions)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015
Sales	$81.2	$96.5	$170.1	$198.9
Operating Profit	$16.7	$23.5	$37.3	$50.2
Adjusted Op Profit (1)	$17.0	$23.5	$38.3	$50.2
Adjusted Op Profit % (1)	20.9%	24.4%	22.5%	25.2%

(1) 2016 excludes $0.3 and $1.0 of restructuring charges in the second quarter and first half, respectively.

Second quarter fiscal 2016 Industrial segment sales were $81 million, 16% lower than the prior year. Unfavorable currency translation was a 2% headwind while core sales declined 14%. Demand continued to erode globally across nearly all general industrial end markets, most notably in the Americas. Second quarter adjusted operating profit margin of 20.9% was in line with expectations given the volume decline and unfavorable sales mix (larger decline in our most profitable product lines).

Energy Segment
(US $ in millions)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015
Sales	$86.2	$100.2	$200.0	$211.7
Operating Profit	$(136.8)	$(75.7)	$(126.6)	$(63.3)
Adjusted Op Profit (2)	$5.3	$8.7	$17.5	$21.1
Adjusted Op Profit % (2)	6.2%	8.7%	8.7%	10.0%

(2) 2016 excludes $1.3 and $3.3 of restructuring charges in the second quarter and first half, respectively. Also excludes second quarter impairment charges of $140.8 million and $84.4 million in 2016 and 2015, respectively.

Fiscal 2016 second quarter Energy segment sales declined 14% year-over-year to $86 million. Excluding the 6% unfavorable impact of the stronger US dollar, second quarter core sales declined 8% compared to the prior year. While core sales from our maintenance related business (Hydratight) increased at a double digit rate on a year-over-year basis due to higher service activity globally, other Energy segment sales declined significantly. The latter reflects the closer revenue correlation to upstream capital spending on exploration, drilling, and field development. Second quarter Energy segment adjusted operating profit margin of 6.2% declined from the prior year due to both pricing pressures and underabsorbed costs in our capital spending related product lines, as well as Hydratight’s sales mix in the quarter including more technical service (lower profit margins than average).

Engineered Solutions Segment
(US $ in millions)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015
Sales	$95.9	$104.3	$198.3	$218.1
Operating Profit	$(45.1)	$2.0	$(41.6)	$8.3
Adjusted Op Profit (3)	$2.6	$2.0	$7.5	$8.3
Adjusted Op Profit % (3)	2.7%	1.9%	3.8%	3.8%

(3) 2016 excludes $2.0 and $3.4 of restructuring charges in the second quarter and first half, respectively. Also excludes second quarter 2016 impairment charges of $45.7 million.

Second quarter fiscal 2016 Engineered Solutions segment sales were $96 million, 8% below the prior year. Excluding the 4% decline from the stronger US dollar, second quarter core sales were down 4% year-over-year. Fiscal 2016 sales reflect modest growth in both the European truck and automotive convertible top markets. However, agriculture and off-highway equipment sales continue to be impacted by low end-user demand as well as OEM destocking efforts. Second quarter adjusted operating profit margin improved year-over-year to 2.7% due to the benefit of cost reduction initiatives.

Corporate and Income Taxes

Corporate expenses for the second quarter of fiscal 2016 were $6.9 million, or $0.6 million higher than the prior year due to increased acquisition and tax advisory services. Excluding the tax benefit on the restructuring and impairment charges, the effective income tax rate of approximately -13% for the second quarter of fiscal 2016 was well below both the prior year and expectations. This results from a much higher proportion of our fiscal 2016 earnings being generated in lower tax-rate jurisdictions than previously estimated, the rate benefit of a large tax credit (unrelated to the level of pre-tax earnings) in fiscal 2016 on a lower pre-tax earnings base, a decline in the full year estimated pre-tax earnings, and current year tax reduction initiatives.

Financial Position

Net debt at February 29, 2016 was $433 million (total debt of $588 million less $155 million of cash), an increase of approximately $17 million during the quarter. This increase reflects the net $15 million deployed on the Larzep acquisition, approximately $5 million to repurchase approximately 0.2 million shares of common stock, and the unfavorable $4 million impact of the stronger US dollar, partially offset by second quarter free cash flow. At February 29, 2016, the Company had net leverage of 2.5X for bank reporting purposes.

Outlook

Baker continued, "We are currently faced with a difficult set of end market conditions, most notably across commodity driven industries including oil & gas, mining and agriculture. In addition, destocking by various off-highway equipment OEMs is expected to continue as they reduce their inventory. However, sales from our maintenance driven energy offerings and certain other markets such as European truck should continue to grow. Based on current conditions and trends, we are projecting full year sales to be in the range of $1.135-1.150 billion and EPS of $1.25-1.35 per share. Core sales are expected to decline 4-6% for the fiscal year. Offsetting the unfavorable mix impact of the lower sales and decremental margins is a lower effective income tax rate, now anticipated to be approximately 5% for the full year. Our EPS guidance excludes charges associated with the previously announced impairment and restructuring. We are confident in our ability to generate cash flow in excess of 100% of net earnings, and anticipate full year fiscal 2016 free cash flow of $100-105 million, including the benefit of lower cash taxes.

We expect third quarter sales to be in the $290-300 million range, with EPS of $0.34-0.39 (excluding restructuring charges) based on a mid-single digit consolidated core sales decline.

Consistent with past practice, all guidance excludes the impact of potential future acquisitions and share repurchases. Despite the challenges we face, our priorities are clear – balancing our cost structure with demand, driving organic growth and generating free cash flow to strategically grow the business. I am excited to join Actuant and am highly focused on creating value for shareholders."

Conference Call Information

An investor conference call is scheduled for 10am CT today, March 16, 2016. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. The terms “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors. Actuant disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

About Actuant Corporation

Actuant Corporation is a diversified industrial company serving customers from operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic tools and solutions, specialized products and services for energy markets and highly engineered position and motion control systems. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its businesses, visit the Company's website at www.actuant.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	February 29,	August 31,
	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$154,671	$168,846
Accounts receivable, net	181,335	193,081
Inventories, net	147,371	142,752
Deferred income taxes	-	12,922
Other current assets	54,906	42,788
Total current assets	538,283	560,389

Property, plant and equipment, net	110,867	142,458
Goodwill	486,353	608,256
Other intangible assets, net	250,535	308,762
Other long-term assets	24,966	17,052

Total assets	$1,411,004	$1,636,917

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$111,550	$118,115
Accrued compensation and benefits	40,907	43,707
Current maturities of debt and short-term borrowings	11,250	3,969
Income taxes payable	5,136	14,805
Other current liabilities	52,767	54,460
Total current liabilities	221,610	235,056

Long-term debt	576,809	584,309
Deferred income taxes	52,614	72,941
Pension and postretirement benefit accruals	16,316	17,828
Other long-term liabilities	56,123	53,782
Total liabilities	923,472	963,916

Shareholders' equity
Capital stock	15,837	15,787
Additional paid-in capital	106,966	104,308
Treasury stock	(609,982)	(600,630)
Retained earnings	1,223,436	1,367,176
Accumulated other comprehensive loss	(248,725)	(213,640)
Stock held in trust	(2,954)	(4,292)
Deferred compensation liability	2,954	4,292
Total shareholders' equity	487,532	673,001

Total liabilities and shareholders' equity	$1,411,004	$1,636,917

Actuant Corporation
Condensed Consolidated Statements of Operations
(Dollars in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015

Net sales	$263,289	$301,005	$568,300	$628,770
Cost of products sold	172,259	191,244	368,709	392,033
Gross profit	91,030	109,761	199,591	236,737

Selling, administrative and engineering expenses	67,172	75,768	140,083	158,240
Amortization of intangible assets	5,880	6,087	11,779	12,373
Restructuring charges	3,582	-	7,962	-
Impairment charges	186,511	84,353	186,511	84,353
Operating loss	(172,115)	(56,447)	(146,744)	(18,229)

Financing costs, net	6,866	7,030	13,982	13,221
Other expense (income), net	235	(619)	855	(1,058)
Loss before income tax expense	(179,216)	(62,858)	(161,581)	(30,392)

Income tax expense (benefit)	(20,026)	1,980	(17,839)	9,772
Net loss	$(159,190)	$(64,838)	$(143,742)	$(40,164)

Loss per share
Basic	$(2.70)	$(1.05)	$(2.43)	$(0.64)
Diluted	(2.70)	(1.05)	(2.43)	(0.64)

Weighted average common shares outstanding
Basic	58,991	61,759	59,089	63,045
Diluted	58,991	61,759	59,089	63,045

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2016	2015	2016	2015

Operating Activities
Net loss	$(159,190)	$(64,838)	$(143,742)	$(40,164)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,386	13,232	24,858	26,940
Stock-based compensation expense	2,817	2,327	5,778	5,873
Benefit (provision) for deferred income taxes	264	1,177	420	(175)
Impairment charges net of deferred tax benefits	169,056	82,635	169,056	82,635
Amortization of debt issuance costs	413	423	826	846
Other non-cash adjustments	311	311	(619)	457
Changes in components of working capital and other:
Accounts receivable	15,834	9,533	8,437	5,904
Inventories	(2,548)	(4,662)	(5,399)	(11,162)
Prepaid expenses and other assets	807	(2,655)	(8,404)	(13,353)
Trade accounts payable	(12,661)	(5,009)	(4,926)	(12,407)
Income taxes payable/refundable	(13,143)	(10,026)	(17,437)	(38,033)
Accrued compensation and benefits	(2,646)	(2,217)	(2,281)	(10,438)
Other accrued liabilities	(4,143)	352	2,296	6,228
Cash provided by operating activities	7,557	20,583	28,863	3,151

Investing Activities
Proceeds from sale of property, plant and equipment	3,199	482	4,636	707
Capital expenditures	(5,475)	(4,891)	(11,004)	(12,877)
Business acquisitions, net of cash acquired	(14,496)	-	(15,026)	-
Cash used in investing activities	(16,772)	(4,409)	(21,394)	(12,170)

Financing Activities
Net borrowings on revolving credit facility	8	72,881	(210)	199,000
Principal repayments on term loan	-	-	-	(2,250)
Purchase of treasury shares	(4,670)	(76,097)	(9,352)	(180,512)
Taxes paid related to the net share settlement of equity awards	(395)	(583)	(1,332)	(2,325)
Stock option exercises, related tax benefits and other	1,155	2,466	2,245	4,753
Cash dividend	-	-	(2,376)	(2,598)
Cash provided by (used in) financing activities	(3,902)	(1,333)	(11,025)	16,068

Effect of exchange rate changes on cash	(4,157)	(14,619)	(10,619)	(28,564)
Net increase (decrease) in cash and cash equivalents	(17,274)	222	(14,175)	(21,515)
Cash and cash equivalents - beginning of period	171,945	87,275	168,846	109,012
Cash and cash equivalents - end of period	$154,671	$87,497	$154,671	$87,497

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA FROM CONTINUING OPERATIONS
(Dollars in thousands)

	FISCAL 2015					FISCAL 2016
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL SEGMENT	$102,413	$96,488	$103,546	$100,016	$402,463	$88,870	$81,189			$170,059
ENERGY SEGMENT	111,522	100,211	99,296	100,846	411,875	113,763	86,224			199,987
ENGINEERED SOLUTIONS SEGMENT	113,830	104,306	117,258	99,522	434,916	102,378	95,876			198,254
TOTAL	$327,765	$301,005	$320,100	$300,384	$1,249,254	$305,011	$263,289			$568,300

% SALES GROWTH
INDUSTRIAL SEGMENT	4%	3%	-6%	-11%	-3%	-13%	-16%			-15%
ENERGY SEGMENT	3%	-5%	-21%	-18%	-11%	2%	-14%			-6%
ENGINEERED SOLUTIONS SEGMENT	-14%	-19%	-18%	-17%	-17%	-10%	-8%			-9%
TOTAL	-3%	-8%	-15%	-15%	-11%	-7%	-13%			-10%

OPERATING PROFIT (LOSS)
INDUSTRIAL SEGMENT	$26,705	$23,517	$29,165	$26,267	$105,654	$21,263	$17,003			$38,266
ENERGY SEGMENT	12,442	8,680	12,774	9,106	43,002	12,124	5,348			17,472
ENGINEERED SOLUTIONS SEGMENT	6,278	2,010	8,313	3,188	19,789	4,937	2,555			7,492
CORPORATE / GENERAL	(7,207)	(6,301)	(7,250)	(9,780)	(30,538)	(8,573)	(6,928)			(15,501)
TOTAL - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	$38,218	$27,906	$43,002	$28,781	$137,907	$29,751	$17,978			$47,729
IMPAIRMENT CHARGES	-	(84,353)	-	-	(84,353)	-	(186,511)			(186,511)
RESTRUCTURING CHARGES	-	-	-	-	-	(4,380)	(3,582)			(7,962)
TOTAL	$38,218	$(56,447)	$43,002	$28,781	$53,554	$25,371	$(172,115)			$(146,744)

OPERATING PROFIT %
INDUSTRIAL SEGMENT	26.1%	24.4%	28.2%	26.3%	26.3%	23.9%	20.9%			22.5%
ENERGY SEGMENT	11.2%	8.7%	12.9%	9.0%	10.4%	10.7%	6.2%			8.7%
ENGINEERED SOLUTIONS SEGMENT	5.5%	1.9%	7.1%	3.2%	4.6%	4.8%	2.7%			3.8%
TOTAL (INCLUDING CORPORATE) - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	11.7%	9.3%	13.4%	9.6%	11.0%	9.8%	6.8%			8.4%

EBITDA
INDUSTRIAL SEGMENT	$28,715	$25,534	$31,194	$27,968	$113,411	$22,959	$18,829			$41,788
ENERGY SEGMENT	20,011	15,732	19,278	15,348	70,369	18,348	10,968			29,316
ENGINEERED SOLUTIONS SEGMENT	11,514	5,603	12,294	6,635	36,046	8,498	6,882			15,380
CORPORATE / GENERAL	(7,875)	(5,111)	(7,037)	(8,770)	(28,793)	(8,201)	(6,552)			(14,753)
TOTAL - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	$52,365	$41,758	$55,729	$41,181	$191,033	$41,604	$30,127			$71,731
IMPAIRMENT CHARGES	-	(84,353)	-	-	(84,353)	-	(186,511)			(186,511)
RESTRUCTURING CHARGES	-	-	-	-	-	(4,380)	(3,582)			(7,962)
TOTAL	$52,365	$(42,595)	$55,729	$41,181	$106,680	$37,224	$(159,966)			$(122,742)

EBITDA %
INDUSTRIAL SEGMENT	28.0%	26.5%	30.1%	28.0%	28.2%	25.8%	23.2%			24.6%
ENERGY SEGMENT	17.9%	15.7%	19.4%	15.2%	17.1%	16.1%	12.7%			14.7%
ENGINEERED SOLUTIONS SEGMENT	10.1%	5.4%	10.5%	6.7%	8.3%	8.3%	7.2%			7.8%
TOTAL (INCLUDING CORPORATE) - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	16.0%	13.9%	17.4%	13.7%	15.3%	13.6%	11.4%			12.6%

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURE TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2015					FISCAL 2016
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
EARNINGS BEFORE SPECIAL ITEMS (1)
NET EARNINGS (LOSS)	$24,674	$(64,838)	$37,958	$22,078	$19,872	$15,448	$(159,190)			$(143,742)
IMPAIRMENT CHARGES, NET OF INCOME TAX	-	82,636	-	-	82,636	-	169,056			169,056
RESTRUCTURING CHARGES, NET OF INCOME TAX	-	-	-	-	-	3,198	2,397			5,595
TOTAL	$24,674	$17,798	$37,958	$22,078	$102,508	$18,646	$12,263			$30,909

DILUTED EARNINGS PER SHARE, BEFORE SPECIAL ITEMS (1)
NET EARNINGS (LOSS)	$0.38	$(1.05)	$0.63	$0.37	$0.32	$0.26	$(2.70)			$(2.43)
IMPAIRMENT CHARGES, NET OF INCOME TAX	-	1.33	-	-	1.33	-	2.87			2.86
RESTRUCTURING CHARGES, NET OF INCOME TAX	-	-	-	-	-	0.05	0.04			0.09
TOTAL	$0.38	$0.28	$0.63	$0.37	$1.65	$0.31	$0.21			$0.52

EBITDA (2)
NET EARNINGS (LOSS) (GAAP MEASURE)	$24,674	$(64,838)	$37,958	$22,078	$19,872	$15,448	$(159,190)			$(143,742)
FINANCING COSTS, NET	6,191	7,030	7,462	7,374	28,057	7,117	6,866			13,983
INCOME TAX EXPENSE (BENEFIT)	7,792	1,980	(2,987)	(1,266)	5,519	2,187	(20,026)			(17,839)
DEPRECIATION & AMORTIZATION	13,708	13,233	13,296	12,995	53,232	12,472	12,384			24,856
EBITDA (NON-GAAP MEASURE)	$52,365	$(42,595)	$55,729	$41,181	$106,680	$37,224	$(159,966)			$(122,742)
IMPAIRMENT CHARGES	-	84,353	-	-	84,353	-	186,511			186,511
RESTRUCTURING CHARGES	-	-	-	-	-	4,380	3,582			7,962
EBITDA - EXCLUDING IMPAIRMENT AND RESTRUCTURING CHARGES (NON-GAAP MEASURE)	$52,365	$41,758	$55,729	$41,181	$191,033	$41,604	$30,127			$71,731

FOOTNOTES

NOTE:	The total of the individual quarters may not equal the annual total due to rounding.

(1)	Earnings and diluted earnings per share, excluding special items (impairment and restructuring charges), represent net earnings (loss) and diluted earnings (loss) per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components may not equal due to rounding.

(2)	EBITDA represents net earnings before financing costs, net, income tax expense, and depreciation & amortization. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations data. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. Actuant has presented EBITDA because it regularly reviews this performance measure. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

CONTACT:
Actuant Corporation
Karen Bauer
Communications & Investor Relations Leader
262-293-1562